Exhibit 10.uuu

AMENDMENT TO THE

CINERGY CORP. EXCESS PENSION PLAN

The Cinergy Corp. Excess Pension Plan, as amended and restated effective as of January 1, 1998 and as further amended from time to time (the “Plan”), is hereby amended effective as of January 1, 2005.

(1)           Explanation of Amendment

The Plan is amended to provide that a Participant’s benefit under the Plan, if any, shall be determined without taking into account the provision of the Cinergy Corp. Non-Union Employees’ Pension Plan which provides that, in the event the Participant’s highest average annual earnings occurs other than during his last 36 months of participation, the Participant’s highest average earnings shall be calculated as if the accrued vacation pay, if any, that was received by the Participant was received during the last month that occurs during the period that is used for purposes of determining the Participant’s highest average earnings.

(2)           Amendment

Section 1.22 of the Plan is hereby by adding the following to the end thereof:

“Notwithstanding the foregoing, a Participant’s benefit under the Plan shall be calculated without taking into account the provision in Cinergy’s Pension Plan which provides that, in the event the Participant’s highest average annual Earnings (as defined in Cinergy’s Pension Plan) occurs other than during his last 36 months of Participation (as defined in Cinergy’s Pension Plan), the Participant’s Highest Average Earnings (as defined in Cinergy’s Pension Plan) shall be calculated as if the Accrued Vacation Pay (as defined in Cinergy’s Pension Plan), if any, that was received by the Participant was received during the last month that occurs during the period that is used for purposes of determining the Participant’s Highest Average Earnings (as defined in Cinergy’s Pension Plan).”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer as of the date set forth above.

By:	/s/ Timothy J. Verhagen 12/17/04
Timothy J. Verhagen
Vice President of Human Resources